Exhibit 99.1

Teradyne Announces Third Quarter Results

BOSTON—(BUSINESS WIRE)—Oct. 18, 2005—Teradyne, Inc. (NYSE: TER) reported sales of $386.7 million in the third quarter, up 21% compared to the second quarter, and an 11% sequential increase in orders to $387.9 million. The company had a net loss in the third quarter of $35.4 million or $0.18 per share. This loss included $52.8 million or $0.27 per share in charges, consisting of an inventory provision of $38.5 million in Semiconductor Test related to non-FLEX products, and net restructuring and other charges of $14.3 million. The net restructuring and other charges reflect progress towards the company’s previously communicated plan of lowering its breakeven level. Excluding these charges, the company had pro forma net income per share of $0.09 in the third quarter. In the previous quarter, the company had a net loss of $45.5 million or $0.23 per share, which included $10.2 million or $0.05 per share in net restructuring and other charges.

“While total orders were up 11%, our semiconductor test orders grew 40% over the second quarter,” said Michael Bradley, Teradyne president and CEO. “That increase was driven by an expansion of our FLEX™ System-On-a-Chip (SOC) family of testers across a broad range of device applications. FLEX also set another bookings record in the quarter. In the fourth quarter, we’re projecting strong growth in our continuing operations of semiconductor test, assembly test, and broadband test. Our recent decision to divest our Connection Systems business will enable us to focus on and grow our core test businesses and stay more tightly connected to our customers.”

On October 10, 2005, Teradyne announced it had signed an agreement, which is expected to close in the fourth quarter, to sell its Connection Systems division for $390 million in cash (subject to a post-closing net asset value adjustment). Provided that occurs, Connection Systems’ fourth quarter financial results will be reported as discontinued operations in accordance with generally accepted accounting principles (“GAAP”). Therefore, Connection Systems’ revenue and expenses for the fourth quarter will not be included in the company’s continuing operations.

The company’s continuing operations guidance for the fourth quarter is for sales to be between $330 and $350 million, with net income per share from continuing operations of between $0.42 and $0.45. This includes $0.26 per share of income consisting of: a one-time tax benefit of $0.23 per share and a gain from the anticipated sale of a building of $0.05 per share; offset to a lesser extent by net restructuring and other charges of $0.02 per share. Excluding these items, the fourth quarter guidance for pro forma net income per share from continuing operations is expected to be between $0.16 and $0.21.

The tax benefit referred to above of $0.23 per share is a direct result of the anticipated gain on the sale of Connection Systems and a corresponding tax provision is included in discontinued operations in conformity with GAAP. Net income for the quarter, including results of continuing operations, discontinued operations, and gain on disposal of discontinued operations is expected to be between $0.96 and $1.01 per share.

To facilitate a better understanding of the fourth quarter guidance which excludes Connection Systems operations, there are four exhibits attached that disclose and reconcile GAAP to pro forma results for the three and nine months ended October 2, 2005 and give effect to the divestiture of Connection Systems as of the beginning of 2005.

Conference Call/Webcast

Teradyne will be conducting its conference call tomorrow, October 19, at 10:00 a.m. E.D.T. The call will be webcast at www.teradyne.com (click on “Investors”). A replay will be available via phone starting at noon E.D.T. and continuing through November 2. The replay may be accessed by calling 1-800-642-1687 in the US and Canada, or 706-645-9291 outside the US and Canada, and providing conference code 9838283, or by visiting www.teradyne.com and clicking on “Investors” for a link to the replay.

Pro Forma Results and Guidance

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses pro forma or non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports pro forma results in order to better assess and reflect operating performance. In addition, Teradyne also discloses pro forma or non-GAAP results of operations that give effect to the divestiture of Connection Systems as of January 1, 2005. Management believes these pro forma measures helps indicate underlying trends in Teradyne’s business and in the immediate instance, illustrate the anticipated financial effect of the sale of the Connection Systems business and help facilitate a better understanding of the fourth quarter guidance, which excludes Connection Systems operations. Management also uses pro forma measures to plan and forecast future periods, and to establish operational goals. Accordingly, fourth quarter earnings guidance is disclosed on both a GAAP and non-GAAP basis, which excludes certain charges and anticipates the closing of the Connection Systems divestiture in the fourth quarter. A reconciliation of GAAP to pro forma financial information discussed in this press release is contained in the attached exhibits and on the company’s website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Pro Forma Reconciliation” link.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment and interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2004, Teradyne had sales of $1.8 billion, and currently employs about 5,500 people worldwide. For more information, visit www.teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the US and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: risks associated with the sale of Connection Systems (including our inability to successfully consummate the sale, operating difficulties resulting from such failure, which may lead to negative impact on the results of operations of Connection Systems and the company generally, and the material diversion of management’s attention from day-to-day operations as a result of the sale process); adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter;

the historically cyclical nature and volatility of the markets that we serve; war or the threat of terrorist attacks; disruptions or delays in our supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings (including the timing, price and mix of new product acceptance); competitive pressures (including new products, pricing and gross margin pressures); the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities); insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; any material litigation against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our $371.5 million aggregate principal amount of outstanding senior convertible notes; the availability of additional financing; our obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets), and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our periodic reports on Forms 10-Q and

8-K.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2005

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(in thousands, except per share amounts)

	Quarter Ended:			Nine Months Ended:
	October 2, 2005	July 3, 2005	October 3, 2004	October 2, 2005	October 3, 2004
Net Revenues	$386,692	$320,172	$457,800	$1,012,445	$1,414,866
Cost of Revenues (1)	283,051	222,007	269,344	721,499	823,807

Gross Profit	103,641	98,165	188,456	290,946	591,059
Operating Expenses:
Engineering and Development	56,259	60,915	67,243	181,414	198,851
Selling and Administrative	65,309	67,542	70,270	198,166	206,503
Restructuring and Other Charges, net (2)	14,337	10,195	(46)	35,160	(629)

Operating Expenses	135,905	138,652	137,467	414,740	404,725
(Loss)/Income From Operations	(32,264)	(40,487)	50,989	(123,794)	186,334
Interest Income	3,972	3,841	3,784	12,218	10,845
Interest Expense	(4,059)	(4,153)	(4,696)	(12,646)	(14,223)
Other Income and Expense, Net	—	—	—	—	1,277

(Loss)/Income Before Income Taxes	(32,351)	(40,799)	50,077	(124,222)	184,233
Income Tax Expense	3,027	4,665	8,928	9,192	22,344

Net (Loss)/Income	$(35,378)	$(45,464)	$41,149	$(133,414)	$161,889

(Loss)/Income per Common Share—Basic and Diluted:
Net (Loss)/Income per Common Share—Basic	$(0.18)	$(0.23)	$0.21	$(0.68)	$0.83

Shares used in calculation of Net (Loss)/Income per Common Share—Basic	196,835	195,757	194,128	196,070	193,998

Net (Loss)/Income per Common Share—Diluted (3)	$(0.18)	$(0.23)	$0.21	$(0.68)	$0.81

Shares used in calculation of Net (Loss)/Income per Common Share—Diluted	196,835	195,757	195,751	196,070	213,137

Gross Orders	$389,203	$353,328	$294,512	$1,084,517	$1,403,913

Net Orders	$387,933	$348,952	$284,060	$1,077,555	$1,393,244

(1)    Cost of revenues includes an inventory provision of $38.5 million in the quarter ended October 2, 2005 for non-FLEX products in the Semiconductor Test Division.

(2)    Restructuring and Other Charges, net consists of:

	Quarter ended			Nine months ended
	October 2, 2005	July 3, 2005	October 3, 2004	October 2, 2005	October 3, 2004
Severance	$12,479	$4,624	$66	$24,186	$(694)
Facility Related	(121)	896	—	3,311	2,136
Long-Lived Asset Impairment	—	9,157	562	9,752	(41)
Gain on Sale of Real Estate	—	(4,445)	—	(4,445)	—
Gain on Sale of Business	—	(612)	—	(612)	(865)
Divestiture-Related Fees	1,596	1,482	—	3,078	—
Other	383	(907)	(674)	(110)	(1,165)

	$14,337	$10,195	$(46)	$35,160	$(629)

(3)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for the quarter ended October 3, 2004, diluted shares do not assume the conversion of the convertible debentures as the effect would be anti-dilutive. Diluted shares for the nine months ended October 3, 2004 assumes the conversion of the convertible debentures, as the effect of the conversion on EPS would be dilutive. Accordingly, 15.2 million shares have been included in diluted shares and net interest expense of $11.1 million has been added back to net income for the diluted earnings per share calculation.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
	October 2, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$225,392	$209,147
Marketable Securities	91,291	75,431
Accounts Receivable	269,283	223,491
Inventories	222,190	262,996
Other Current Assets	32,675	34,761

	840,831	805,826
Net Property, Plant and Equipment	513,949	547,075
Long-term Marketable Securities	249,150	406,615
Goodwill	116,176	116,176
Intangible and Other Assets	40,450	46,870

	$1,760,556	$1,922,562

Liabilities
Notes Payable—Banks	$2,657	$4,826
Current Portion of Long-term Debt	294	321
Accounts Payable	89,746	62,006
Accrued Employees’ Compensation and Withholdings	78,416	106,298
Deferred Revenue and Customer Advances	29,032	30,399
Other Accrued Liabilities	57,247	60,970
Income Taxes Payable	7,891	11,738

	265,283	276,558
Pension Liability	41,755	69,187
Other Long-term Liabilities	45,527	44,321
Convertible Senior Notes	371,500	391,500
Other Long-term Debt	7,012	7,432

	731,077	788,998
Shareholders’ Equity	1,029,479	1,133,564

	$1,760,556	$1,922,562

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

GAAP to Pro Forma Earnings Guidance Reconciliation

Earnings guidance for the fourth quarter of 2005 is being provided on a GAAP and pro forma basis. Pro forma information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

	"Low" Forecast for Three Months Ended				"High" Forecast for Three Months Ended
	December 31, 2005				December 31, 2005
	Unaudited
	(in millions, except per share data)
	GAAP	%	Pro Forma	%	GAAP	%	Pro Forma	%
Net Revenues	$330.0	100%	$330.0	100%	$350.0	100%	$350.0	100%
Cost of Revenues	181.0	55	181.0	55	190.0	54	190.0	54

Gross Profit	149.0	45	149.0	45	160.0	46	160.0	46
Operating Expenses:
Engineering and Development	52.0	16	52.0	16	53.0	15	53.0	15
Selling and Administrative	61.0	18	61.0	18	61.0	17	61.0	17
Restructuring and Other Charges, net	(6.0)	(2)	—	—	(6.0)	(2)	—	—

Operating Expenses	107.0	32	113.0	34	108.0	31	114.0	33
Income from Continuing Operations	42.0	13	36.0	11	52.0	15	46.0	13
Net Interest Income	1.0	0	1.0	0	1.0	0	1.0	0

Income from Continuing Operations Before Income Taxes	43.0	13	37.0	11	53.0	15	47.0	13
Tax Benefit from gain on disposal of TCS	(47.0)	(14)	—	—	(44.0)	(13)	—	—
Income Tax Expense	5.0	1	5.0	1	5.0	1	5.0	1

Net Income from Continuing Operations	$85.0	26%	$32.0	10%	$92.0	26%	$42.0	12%

Income per common share—basic and diluted:
Net Income per Common Share—Basic	$0.43		$0.16		$0.47		$0.21

Shares used in calculation of Net Income per Common Share—Basic	196.8		196.8		196.8		196.8
Net Income per Common Share—Diluted (1)	$0.42		$0.16		$0.45		$0.21

Shares used in calculation of Net Income per Common Share—Diluted	212.4		198.1		212.4		198.1
Pro forma adjustments:
Restructuring and Other Charges, net (2)			$(6)				$(6)
Tax Benefit from gain on disposal of TCS (3)			(47)				(44)

Total pro forma adjustments			$(53)				$(50)

(1) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for GAAP net income from continuing operations for the quarter ended December 31, 2005, diluted shares assume the conversion of the convertible debentures as the effect would be dilutive. Diluted shares for the Pro Forma net income from continuing operations for the quarter ended December 31, 2005 does not assume the conversion of the convertible debentures, as the effect of the conversion on EPS would be anti-dilutive. Accordingly, 14.3 million shares have been included in diluted shares and net interest expense of $3.4 million has been added back to net income for the diluted earnings per share calculation.

(2) Restructuring and Other Charges, net consists of:

Gain on Sale of Real Estate	$(10)
Severance	4

$(6)

(3) Under GAAP, there will be a tax benefit recorded in continuing operations for a portion of the net operating loss carryforwards used as a result of the sale of TCS. There will be an offsetting tax provision included in the gain on sale of TCS included in discontinued operations.

GAAP to Pro Forma Statement of Operations Reconciliation

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Teradyne also discloses pro forma or non-GAAP results of operations that exclude certain charges. Teradyne reports pro forma results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the pro forma measure helps indicate underlying trends in Teradyne’s business, and management uses pro forma measures to plan and forecast future periods and to establish operational goals.

Pro forma information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

	Three Months Ended												Nine Months Ended
	Unaudited												Unaudited
	(in millions, except per share data)												(in millions, except per share data)
	October 2, 2005				July 3, 2005				October 3, 2004				October 2, 2005				October 3, 2004
	GAAP	%	Pro Forma	%	GAAP	%	Pro Forma	%	GAAP	%	Pro Forma	%	GAAP	%	Pro Forma	%	GAAP	%	Pro Forma	%
Net Revenues	$386.7	100.0%	$386.7	100.0%	$320.2	100.0%	$320.2	100.0%	$457.8	100.0%	$457.8	100.0%	$1,012.4	100.0%	$1,012.4	100.0%	$1,414.9	100.0%	$1,414.9	100.0%
Cost of Revenues	283.1	73.2	244.6	63.3	222.0	69.3	222.0	69.3	269.3	58.8	269.3	58.8	721.5	71.3	683.0	67.5	823.8	58.2	823.8	58.2

Gross Profit	103.6	26.8	142.1	36.7	98.2	30.7	98.2	30.7	188.5	41.2	188.5	41.2	290.9	28.7	329.4	32.5	591.1	41.8	591.1	41.8
Operating Expenses:
Engineering and Development	56.3	14.6	56.3	14.6	60.9	19.0	60.9	19.0	67.2	14.7	67.2	14.7	181.4	17.9	181.4	17.9	198.9	14.1	198.9	14.1
Selling and Administrative	65.3	16.9	65.3	16.9	67.5	21.1	67.5	21.1	70.4	15.4	70.4	15.4	198.1	19.6	198.1	19.6	206.5	14.6	206.5	14.6
Restructuring and Other Charges	14.3	3.7	—	—	10.2	3.2	—	—	(0.1)	(0.0)	—	—	35.2	3.5	—	—	(0.6)	(0.0)	—	—

Operating Expenses	135.9	35.1	121.6	31.4	138.6	43.3	128.4	40.1	137.5	30.0	137.6	30.1	414.7	41.0	379.5	37.5	404.8	28.6	405.4	28.7
(Loss)/Income from Operations	(32.3)	(8.4)	20.5	5.3	(40.4)	(12.6)	(30.2)	(9.4)	51.0	11.1	50.9	11.1	(123.8)	(12.2)	(50.1)	(4.9)	186.3	13.2	185.7	13.1
Interest Income	4.0	1.0	4.0	1.0	3.8	1.2	3.8	1.2	3.8	0.8	3.8	0.8	12.2	1.2	12.2	1.2	10.8	0.8	10.8	0.8
Interest Expense	(4.1)	(1.1)	(4.1)	(1.1)	(4.2)	(1.3)	(4.2)	(1.3)	(4.7)	(1.0)	(4.7)	(1.0)	(12.6)	(1.2)	(12.6)	(1.2)	(14.2)	(1.0)	(14.2)	(1.0)
Other Income and Expense, net	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1.3	0.1	1.3	0.1

(Loss)/Income Before Income Taxes	(32.4)	(8.4)	20.4	5.3	(40.8)	(12.7)	(30.6)	(9.6)	50.1	10.9	50.0	10.9	(124.2)	(12.3)	(50.5)	(5.0)	184.2	13.0	183.6	13.0
Income Tax Expense	3.0	0.8	3.0	0.8	4.7	1.5	4.7	1.5	8.9	1.9	8.9	1.9	9.2	0.9	9.2	0.9	22.3	1.6	22.3	1.6

Net (Loss)/Income	$(35.4)	(9.2)%	$17.4	4.5%	$(45.5)	(14.2)%	$(35.3)	(11.0)%	$41.2	9.0%	$41.1	9.0%	$(133.4)	(13.2)%	$(59.7)	(5.9)%	$161.9	11.4%	$161.3	11.4%

(Loss)/Income per common share—basic and diluted:
Net (Loss)/Income per Common Share—Basic	$(0.18)		$0.09		$(0.23)		$(0.18)		$0.21		$0.21		$(0.68)		$(0.30)		$0.83		$0.83

Shares used in calculation of Net (Loss)/Income per Common Share—Basic	196.8		196.8		195.8		195.8		194.1		194.1		196.1		196.1		194.0		194.0
Net (Loss)/Income per Common Share—Diluted (1)	$(0.18)		$0.09		$(0.23)		$(0.18)		$0.21		$0.21		$(0.68)		$(0.30)		$0.81		$0.81

Shares used in calculation of Net (Loss)/Income per Common Share—Diluted	196.8		198.1		195.8		195.8		195.8		195.8		196.1		196.1		213.1		213.1
Pro forma adjustments:
Cost of Revenues (2)			$38.5				$—				$—				$38.5				$—
Restructuring and Other Charges (3)			14.3				10.2				(0.1)				35.2				(0.6)

Total pro forma adjustments			$52.8				$10.2				$(0.1)				$73.7				$(0.6)

(1)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for the three months ended October 2, 2005, July 3, 2005 and October 3, 2004, and for the nine months ended October 2, 2005, diluted shares do not assume the conversion of the convertible debentures as the effect would be anti-dilutive. Diluted shares for the nine months ended October 3, 2004 assumes the conversion of the convertible debentures, as the effect of the conversion on EPS would be dilutive. Accordingly, 15.2 million shares have been included in diluted shares and net interest expense of $11.1 million has been added back to net income for the diluted earnings per share calculation.

(2)	During the three and nine months ended October 2, 2005, Teradyne recorded an inventory provision of $38.5 million for non-FLEX products in the Semiconductor Test Division.

(3)	Restructuring and Other Charges, net consists of:

	For the three months ended			For the nine months ended
	October 2, 2005	July 2, 2005	October 3, 2004	October 2, 2005	October 3, 2004
Severance	$12.5	$4.6	$0.1	$24.1	$(0.7)
Facility Related	(0.1)	0.9	—	3.3	2.1
Long-Lived Asset Impairment	—	9.2	0.5	9.8	—
Gain on Sale of Real Estate	—	(4.4)	—	(4.4)	—
Gain on Sale of Business	—	(0.6)	—	(0.6)	(0.8)
Divestiture-Related Fees	1.6	1.5	—	3.1	—
Other	0.3	(0.9)	(0.7)	(0.1)	(1.2)

	$14.3	$10.3	$(0.1)	$35.2	$(0.6)

4

GAAP to Pro Forma Reconciliation—Connection Systems Divestiture

The accompanying GAAP and pro forma statements of operations for the quarter and nine months ended October 2, 2005 reflect the disposition of Connection Systems (“TCS”) as if it had occurred as of January 1, 2005. The pro forma adjustments are based on the operations of TCS during the periods presented, the impact from the sale of the TCS business and other transactions associated with the disposition. They have been made to illustrate the anticipated financial effect of the sale of the TCS business and are based on presently available information. Consequently, the pro forma financial information presented is not necessarily indicative of the results that would have been reported had the transaction actually occurred as of January 1, 2005.

	For the quarter ended October 2, 2005
	GAAP Teradyne	TCS GAAP Segment Results	Pro Forma Adjustments		Pro Forma Teradyne
Net Revenues	$386,692	$93,119	$—		$293,573
Cost of Revenues	244,586	74,893	(148	)A	169,545
Cost of Revenues—provision for non-FLEX Semiconductor Test products	38,465	—	—		38,465

Gross Profit	103,641	18,226	148		85,563
Operating Expenses:
Engineering and Development	56,259	2,490	(70	)A	53,699
Selling and Administrative	65,309	9,339	(172	)A
			3,090	B
			(1,400	)C	57,488
Restructuring and Other Charges, net	14,337	542	—		13,795

Operating Expenses	135,905	12,371	1,448		124,982
(Loss)/Income From Operations	(32,264)	5,855	(1,300)		(39,419)
Interest Income	3,972	—	3,931	D	7,903
Interest Expense	(4,059)	—	—		(4,059)

(Loss)/Income Before Income Taxes	$(32,351)	$5,855	$2,631		$(35,575)

	For the nine months ended October 2, 2005
	GAAP Teradyne	TCS GAAP Segment Results	Pro Forma Adjustments		Pro Forma Teradyne
Net Revenues	$1,012,445	$282,364	$—		$730,081
Cost of Revenues	683,034	229,104	(445	)A	453,485
Cost of Revenues—provision for non-FLEX Semiconductor Test products	38,465	—	—		38,465

Gross Profit	290,946	53,260	445		238,131
Operating Expenses:
Engineering and Development	181,414	7,959	(211	)A	173,244
Selling and Administrative	198,166	29,124	(515	)A
			9,184	B
			(4,200	)C	173,511
Restructuring and Other Charges, net	35,160	7,124	—		28,036

Operating Expenses	414,740	44,207	4,259		374,791
(Loss)/Income From Operations	(123,794)	9,053	(3,814)		(136,660)
Interest Income	12,218	—	11,794	D	24,012
Interest Expense	(12,646)	—	—		(12,646)

(Loss)/Income Before Income Taxes	$(124,222)	$9,053	$7,980		$(125,294)

A	To remove Connection Systems variable compensation expense which has historically been recorded in the Corporate and Eliminations segment.

B	To add back the corporate allocation of G&A expenses historically allocated to Connection Systems which are not expected to be eliminated as a result of the divestiture of Connection Systems.

C	Assumed G&A savings not directly related to the divestiture, which are expected to be realized by Q1 of 2006.

D	Interest income on assumed net proceeds of $370 million at an assumed annual rate of 4.25%.